UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 27, 2005

EQUITABLE RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

1-3551	25-0464690
(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 553-5700

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

Earlier today, Equitable Resources, Inc. (“Equitable”) issued a press release announcing its third quarter 2005 earnings, which was filed on Form 8-K on October 27, 2005.   The “Utility revenues” and “Utility purchased gas costs” line items were incorrect on the Equitable Utilities segment page of today’s release.  The corrections for Equitable Utilities impact the three and nine months ended September 30, 2005, as well as the consolidated gross revenues and consolidated cost of sales on the Statement of Consolidated Income (unaudited) page of today’s release.  These corrections do not impact net revenues or earnings.  Equitable reissued the Statement of Consolidated Income (unaudited) and the Equitable Utilities segment pages of the press release to reflect the corrected amounts.  A copy of the corrected pages is attached hereto and furnished as Exhibit 99 and is incorporated in this report by reference.

The information in this Form 8-K and in Exhibit 99 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Equitable provides certain segment related financial and operating information as additional information for its operating results in the press release. Equitable’s management believes that the presentation of this segment information provides useful information to management and investors regarding the financial condition, operations and trends of each of Equitable’s segments without being obscured by the financial condition, operations and trends for the other segments, or by the effects of corporate allocations of interest and income taxes. In addition, management uses these measures for budget planning purposes.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By:	/s/ Philip P. Conti
Philip P. Conti
Vice President, Chief Financial Officer and Treasurer

Date: October 27, 2005

EXHIBIT INDEX

Exhibit No.	Document Description
99	Corrected pages to press release dated October 27, 2005 issued by Equitable Resources, Inc.